                           OFFER TO PURCHASE FOR CASH
                     ANY AND ALL OF THE OUTSTANDING SHARES
                                       OF
                                  COMMON STOCK
                                       OF

                            ROCKY MOUNTAIN CHOCOLATE
                                 FACTORY, INC.

                                       AT

                              $5.75 NET PER SHARE

                                       BY

                                  WC-RMA CORP.

                          A WHOLLY OWNED SUBSIDIARY OF

                            WHITMAN'S CANDIES, INC.

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                         5:00 P.M., NEW YORK CITY TIME,
           ON WEDNESDAY, JUNE 16, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                    May 10, 1999

To Our Clients:

    Enclosed for your consideration are an Offer to Purchase, dated May 10, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the offer by WC-RMA Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Whitman's Candies, Inc., a Missouri corporation (the "Parent"), to purchase any and all of the outstanding shares of common stock, par value $.03 per share (the "Shares"), of Rocky Mountain Chocolate Factory, Inc., a Colorado corporation (the "Company"), at a price of $5.75 per Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer.

    The material is being sent to you as the beneficial owner of Shares held by us for your account but not registered in your name. We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

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    Your attention is invited to the following:

    1. The Offer Price is $5.75 per Share, net to the seller in cash, without interest thereon.

    2. The Offer and withdrawal rights will expire at 5:00 pm, New York City time, on Wednesday, June 16, 1999, unless the Offer is extended.

    3.  The Offer is being made for any and all of the outstanding Shares.

    4. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the expiration date (as defined in the Offer to Purchase), a number of Shares, which, when added to the Shares then beneficially owned by the Parent, the Purchaser or their affiliates, constitutes at least a majority of the total number of shares outstanding, on a fully diluted basis (the "Minimum Tender Condition"); (2) expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") (the "HSR Condition"); (3) the Company not having entered into or effectuated any agreement or transaction with any person or entity (including its stockholders) or taken any action having the effect of impairing the Purchaser's ability to acquire the Company or otherwise diminishing the expected economic value to the Purchaser of the acquisition of the Company, and the Company not postponing its 1999 annual meeting of stockholders or taking any other action that would impede the Parent's ability to nominate one or more directors for election or its ability to make any other proposals to be voted upon by stockholders at such meeting (the "Defensive Action Condition"); and (4) satisfaction of the other conditions specified in
       Section 14 of the Offer to Purchase.

    5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.

    The Offer is made solely by the Offer to Purchase, and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Nesbitt Burns Securities Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth in this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

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
                     INSTRUCTIONS WITH RESPECT TO THE OFFER
              TO PURCHASE FOR CASH ANY AND ALL OF THE OUTSTANDING
                             SHARES OF COMMON STOCK
                                       OF
                     ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

    The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated May 10, 1999, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the offer by WC-RMA Corp., a Delaware corporation (the "Purchaser"), and a wholly owned subsidiary of Whitman's Candies, Inc., a Missouri corporation, to purchase all of the shares of common stock, par value $.03 per share (the "Shares"), of Rocky Mountain Chocolate Factory, Inc. (the "Company"), a corporation, at a price of $5.75 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

    This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated in either appropriate space below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                       NUMBER OF SHARES TO BE TENDERED:*

                                              SIGN HERE

------------ Shares                           -------------------------------------------

Account Number: ----------------
                                              -------------------------------------------

                                              -------------------------------------------
                                                              Signature(s)

Dated: ---------, 1999
                                              -------------------------------------------

                                              -------------------------------------------
                                              Please Type or Print Address(es) Here

                                              -------------------------------------------
                                              Area Code and Telephone Number

                                              -------------------------------------------
                                              Taxpayer Identification or Social
                                              Security Number(s)

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*   Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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